BAYTREE CAPITAL ASSOCIATES, LLC
                                MERCHANT BANKERS
                              THE TRUMP BUILDING AT
                                 40 WALL STREET
                            NEW YORK, NEW YORK 10005
                      212/509-1700- FACSIMILE 212/363-4231


                                 August 1, 2001

Nettaxi.com
2165  S.  Bascom  Avenue
Campbell,  California  95008

Attn:     Mr.  Robert  Rositano,  Jr.
          CEO

Dear  Mr.  Rositano:

      This letter agreement (this "Agreement") confirms the terms and Conditions of the semi-exclusive engagement (as described below) of Baytree Capital Associates, LLC ("Baytree") by Nettaxi.com ("Nettaxi") and its affiliates to render certain financial advisory and investment banking services to Nettaxi and any person, corporation or other entity formed by or affiliated with such person (the "Company") which participates in, or which was formed for the purpose of effecting a Transaction (as hereinafter defined). In the context of this Agreement, "Transaction" shall mean, whether effected in one transaction or a series of transactions, any merger, consolidation, reorganization, recapitalization or other business combination pursuant to which the business of Nettaxi is combined with that of another entity (the "Merger Candidate"), whether or not Nettaxi is the surviving entity in such business combination.


     1.  SERVICES.  Pursuant  to  the  terms  and  conditions  set forth in this
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Agreement,  Baytree  will  assist  Nettaxi  in  negotiating  and  effecting  a
Transaction. In this regard, Baytree proposes to undertake certain activities on behalf of Nettaxi including the following:

          (a) assist the Company in preparing the public entity for a potential merger Transaction, including assisting in the negotiation of satisfying of all current and contingent liabilities from the Company's assets;

          (b)  use  its  best  efforts  to  identify  a  Merger  Candidate;

          (c)  advise  Nettaxi  as to the structure and form of the Transaction;


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          (d) assist Nettaxi in obtaining appropriate information and performing its  due  diligence  regarding  the  Merger  Candidate;

          (e) counsel Nettaxi with respect to, and conducting, negotiations with, the Merger Candidate regarding the Transaction; and

          (f)  arranging  for  consummation  of  the  Transaction.

          Any obligations pursuant to this Paragraph 1 shall survive the termination or expiration of this Agreement.

     2.   COMPENSATION; EXPENSES.  It  shall be the Company's obligation to bear
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all  of  its  expenses  in connection with the Transaction, which expenses shall include, but are not limited to the following: printing and duplication costs, postage and mailing expenses with respect to the transmission of offering materials, registrar and transfer agent fees, expenses related to a fairness opinion, expenses related to proxy solicitation, accounting fees and issue and transfer taxes, if any, and reasonable out of pocket expenses of Baytree including, but not limited to, its travel expenses, attorneys' fees and professional expenses. For its role pursuant to this Agreement, Baytree or its nominee shall receive compensation (i) in the amount of 5% of the total amount of the Transaction (the "Consideration," as defined below) up to $3,000,000 and 2% of the remaining amount of the Transaction, payable, at the election of Baytree, in cash or common stock of the Company at a purchase price equal to the average of the closing bid prices of the Company's common stock as quoted on the Over the Counter Bulletin Board for the fifteen (15) trading days immediately preceding June 1, 2001, calculated at $0.21 per share (the "Common Stock Valuation"); and (ii) a warrant exercisable to purchase up to 5% of the common stock of the Company at a purchase price equal to the Common Stock Valuation. Baytree shall be entitled to customary piggy-back and demand registration rights.

          For the purposes of this Agreement, "Consideration" shall mean the total market value on the day of the closing of stock, cash, assets and all other property (real or personal) exchanged or received, directly or indirectly by the Company or any of its security holders in connection with any Transaction. All consideration shall be deemed paid at the closing.

          Any obligation pursuant to this Paragraph 2 shall survive the termination or expiration of this Agreement.

     3.   EXCLUSIVITY.  In  consideration  for  the foregoing, Baytree will have
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the  semi-exclusive  right  to  present  a Transaction to the Company's board of directors (the "Board") for a period of 90 days from the date of this Agreement.

          The Company may elect to proceed with a Transaction presented by another source, provided that the Board has approved the Transaction. In the event the Company elects to proceed with a Transaction presented by another source during the ninety (90) day period referenced above, Baytree shall be entitled to one-half of the compensation described in paragraph 2 above and shall provide those services outlined in sub-paragraphs 1(a) and 1(c) through
(f).


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     4.   REPRESENTATIONS,  WARRANTIES,  AND  COVENANTS.
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          (a)  Nettaxi represents and warrants and shall cause the Company to so represent and warrant that this Agreement has been duly authorized, executed and delivered by the Company and constitutes a valid and binding agreement of the Company enforceable against the Company in accordance with its terms. The Company further represents and warrants that consummation of the transactions contemplated herein will not conflict with or result in a breach of any of the terms, provisions or conditions of any written agreement to which it is a party.

          (b) Baytree represents and warrants that this Agreement has been duly authorized, executed and delivered by it and constitutes its valid and binding agreement enforceable against it in accordance with its terms. Baytree further represents and warrants that consummation of the transactions contemplated herein will not conflict with or result in a breach of any of the terms, provisions or conditions of any written agreement to which it is a party. (c) Nettaxi represents, warrants, and covenants that at the time of the Transaction contemplated herein there shall be no liens, encumbrances or security interest in any assets of Nettaxi (or any subsidiaries or affiliates) (except for existing liens and security interests), said unencumbered assets shall include but not be limited to the intellectual or proprietary property of Nettaxi which property shall include but not be limited to, any and all copyrights issued to, titled to, or claimed by Nettaxi.

          (d) Nettaxi represents that prior to completion of the Transaction, it shall have obtained audited financial statements covering the prior three (3) years of its operations, such financial statements shall have been prepared by an independent CPA firm licensed to practice before the SEC and which has completed its peer review process. Nettaxi acknowledges that the above condition shall be a condition precedent to Baytree performing its services under this Agreement.

          (e) Baytree represents and warrants that it has not been the subject of any enforcement proceedings by the Securities Exchange Commission ("SEC"), has not consented to any form of decree, or been sanctioned by the SEC or been found liable by any court or administrative agency of any Federal or State securities law violation.

     5.   TERM.  Baytree  agrees  to  attempt  to  fulfill its obligations under
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this  Agreement within ninety (90) days from the date of this Agreement.  In the event a bona fide term sheet is presented to the Board, the term is extended until the Board has acted upon it. If the Board has not elected to proceed with a Transaction, or if a term sheet for a proposed Transaction is not presented by Baytree to the Board, within such ninety (90) day time period (or extended time period), Nettaxi may terminate this Agreement and shall have no further obligations to Baytree under this Agreement other than the reimbursement of its expenses as described in paragraph 2.

     6.   INFORMATION.  Nettaxi  recognizes  and confirms that in performing its
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     obligations under this Agreement, Baytree and other persons who participate in the Investment will be using and relying on data, material, and other information (the "Information") or ("Offering Materials") furnished by Nettaxi and the Merger Candidate or their respective employees and representatives.


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In  connection  with  Baytree's  activities  on  Nettaxi's  behalf, Nettaxi will cooperate with Baytree and will furnish Baytree with all information concerning Nettaxi, the Transaction and, to the extent available to Nettaxi, the Merger Candidate, which Baytree deems appropriate and will provide Baytree with access to Nettaxi's officers, directors, employees, independent accountants and legal counsel for the purpose of performing Baytree's obligations pursuant to this agreement. To the extent that Nettaxi has access to the officers, directors, employees, independent accountants and legal counsel of the Merger Candidate, it will provide such access to Baytree for the purpose of performing Baytree's obligations pursuant to this Agreement. Nettaxi hereby agrees and represents that all Information (a) furnished directly by Nettaxi to Baytree pursuant to this Agreement, and (b) contained in any filing by Nettaxi with any court or governmental or regulatory agency, commission or instrumentality (each, an "Agency") shall, at all times during the period of the engagement of Baytree hereunder, be accurate and complete in all material respects and that, if the Information provided by Nettaxi becomes materially inaccurate, incomplete or misleading during the term of Baytree's engagement hereunder, the Company shall so advise Baytree in writing. Accordingly, Baytree assumes no responsibility for the accuracy and completeness of the Information. In rendering its services hereunder, Baytree will be using and relying upon the Information without independent verification thereof or independent evaluation of any of the assets or liabilities of Nettaxi or the Merger Candidate. All Information that is not publicly available will be confidential and proprietary information belonging to Nettaxi and Baytree shall have no interest of any kind in such information by virtue of the Agreement. No information shall be revealed, or used (except in the performance of Baytree's duties under this Agreement) by Baytree unless legally compelled as determined in good faith by counsel to Baytree and with reasonable notice given to Nettaxi.

     7.   DISCLOSURE.  Nettaxi  agrees  that, except as required by law, rule or
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regulation,  it will not disclose and will cause the Company not to disclose the services or advice to be provided by Baytree under this Agreement publicly or to any third party without the prior written approval of Baytree.

     8.   GOVERNING  LAW  AND SEVERABILITY.  This agreement shall be governed by
          --------------------------------
the laws of the State of New York. If any provision of this Agreement shall be held or made invalid by a statute, rule, regulation, decision of a tribunal or otherwise, the remainder of this Agreement shall not be affected thereby and, to this extent, the provisions of this Agreement shall be deemed to be severable.

     9.   AUTHORIZATION.  Nettaxi  and  Baytree  represent and warrant that each
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has  all  requisite  power  and  authority, and all necessary authorizations, to enter  into  and  carry  out  the  terms  and  provisions  of  this  Agreement.

     10.  JURISDICTION.  The  parties  shall  agree that the Courts of the State
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of  New  York  shall  have  jurisdiction  with  respect to any dispute, claim or controversy  of  whatever  nature  arising out of or relating to this Agreement.

     11.  SUCCESSORS.  This  Agreement  and  all  rights,  liabilities  and
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obligations  hereunder  shall  be  binding upon and inure to the benefit of each party's successors but may not be assigned without the prior written approval of the other party. Any such approval shall not be unreasonably withheld.


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     12.  HEADINGS.  The  descriptive  headings  of  the  Paragraphs  of  this
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Agreement  are  inserted  for convenience only, do not constitute a part of this
Agreement and shall not affect in any way the meaning or interpretation of this Agreement.

     13.  NO  BROKERS. Nettaxi represents and warrants to Baytree that there are
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no  brokers, representatives or other persons which have an interest in or claim for  compensation  due  to  Baytree  from  any  transaction contemplated herein.

     14.  NOTICES.  Any  notice  or  other  communication to be given to Nettaxi
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hereunder  may  be  given  by  delivering the same in writing to the address set forth above, and any notice or other communication to be given to Baytree may be given by delivering the same to Baytree Capital Associates, LLC, 40 Wall Street, New York, New York 10005, Attention: Michael Gardner, Principal, or in each case, such other address of which a party shall have received notice. Any notice or other communication hereunder shall be deemed given three days after deposit in the mail if mailed by certified mail, return receipt requested, or on the day after deposit with an overnight courier service for next day delivery, or on the date personally delivered.

     15. Final Agreement. This Agreement constitutes the entire agreement among the parties and supersedes and replaces any agreement entered into between the parties prior to the date hereof, including but not limited to that certain letter agreement between the parties dated May 7, 2001.

     Please confirm that the foregoing correctly sets forth our agreement by signing the enclosed letters in the space provided and returning them to us for execution, whereupon we will send you a fully executed original letter which shall constitute a binding agreement as of the date first above written.


                                             Very  truly  yours,

                                             BAYTREE  CAPITAL  ASSOCIATES,  LLC

                                             By:  /s/ Michael  Gardner
                                                -------------------------------
                                                   Michael  Gardner,  Principal


     Agreed  to  and  accepted  as  of  the  above  date
     NETTAXI.COM


     By:/s/ Robert  Rositano, Jr.
        -----------------------------------
        Robert  Rositano,  Jr.,  CEO


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